UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 24, 2005
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                                   QMED, INC.
               (Exact Name of Registrant as Specified in Charter)
           -----------------------------------------------------------

         Delaware                      0-11411                  22-2468665
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                               25 Christopher Way
                           Eatontown, New Jersey 07724
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (732) 544-5544
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

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Item 1.01.  Entry Into A Material Definitive Agreement.

         On February 24, 2005, QMed, Inc. (the "Company") issued a press release announcing that John W. Rohfritch had been hired as the President of QMedCare, Inc., a wholly-owned subsidiary of the Company. A copy of the press release is furnished as Exhibit 99.1.

         Mr. Rohfritch's employment agreement, dated as of December 1, 2004, became effective on March 1, 2005. Under the terms of the agreement, Mr. Rohfritch will receive an annual base salary of $180,000. He will also be eligible to receive an annual bonus in amount up to 35% of his base salary.

         Pursuant to the agreement, Mr. Rohfritch was granted an option to purchase 10,000 shares of the Company's common stock. The option will vest on the ninth anniversary of the date of grant; provided, however, that the vesting will be accelerated upon Mr. Rohfritch's achievement of certain performance goals. Under the agreement, QMedCare is obligated to reimburse Mr. Rohfritch for up to $25,000 in relocation expenses and up to $500 per month for the use of an automobile in the performance of his duties.

         The initial term of Mr. Rohfritch's employment agreement is one year, commencing on March 1, 2005. The agreement will be automatically renewed for successive one-year terms unless either party notifies the other party of its intention not to renew the agreement. QMedCare or Mr. Rohfritch may terminate his employment at any time. If his employment is terminated (i) by QMedCare other than for cause (as defined in the agreement), (ii) as a result of his death or permanent disability (as defined in the agreement), or (iii) by his resignation for good reason (as defined in the agreement), then QMedCare must, within 30 days of the termination of his employment, pay to Mr. Rohfritch any earned but unpaid bonus, accrued vacation pay, and a severance payment equal to six months base salary.

         Mr. Rohfritch's employment agreement contains non-compete and non-solicitation provisions that prevent him from competing with and soliciting the employees of QMedCare and its affiliates while the employment agreement is in effect and for period of one year thereafter.

         A copy of Mr. Rohfritch's employment agreement is attached as Exhibit 10.1.

Item 5.02. Departure of Directors of Principal Officers; Election of Directors;
           Appointment of Principal Officers.

         On February 24, 2005, QMed, Inc. (the "Company") issued a press release announcing that John W. Rohfritch, 59, had been hired as the President of QMedCare, Inc., a wholly-owned subsidiary of the Company. A summary description of the terms of Mr. Rohfritch's employment agreement is set forth in Item 1.01 above.

         Since 1999, Mr. Rohfritch has been a Principal of John W. Rohfritch & Associates, a management consulting firm that provides strategic and operational services related to managed healthcare. From 1996 to 1999, Mr. Rohfritch served as the President and CEO of HealthChoice of Connecticut, Inc., a provider owned managed care organization serving the commercial, Medicare and Medicaid markets.

Item 9.01. Financial Statements and Exhibits.

         (c)      Exhibits

                  10.1 Employment Agreement, dated as of December 1, 2004, between QMedCare, Inc. and John W. Rohfritch

                  99.1     QMed, Inc. Press Release dated February 24, 2005

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     QMED, INC.


                                     By: /s/ William T. Schmitt, Jr.
                                        ----------------------------------------
                                        Name: William T. Schmitt, Jr.
                                        Title: Senior Vice President, Treasurer
                                        & Chief Financial Officer

Date: March 2, 2005

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

                                  EXHIBIT INDEX

Exhibit
Number                                Description
------                                -----------

10.1 Employment Agreement, dated as of December 1, 2004, between QMedCare, Inc. and John W. Rohfritch

99.1              QMed, Inc. Press Release dated February 24, 2005

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